Exhibit 99.1

PRESS RELEASE

For more information contact: For Immediate Release

Joseph M. Murphy
President & CEO
(207) 288-9343

Bar Harbor Bankshares Consolidates Leadership Positions

Bar Harbor, Maine (March 2, 2005)-- Joseph M. Murphy, President & CEO of Bar Harbor Bankshares (AMEX: BHB) announced today that Dean S. Read, President of Bar Harbor Bank & Trust, the principal subsidiary of BHB, has resigned to pursue other professional interests.

Mr. Murphy further announced that the Company would consolidate the offices of CEO of BHBT, which Mr. Murphy now holds, with that of President of BHBT. The division heads of Commercial Lending, Credit Administration and Retail Banking will now report directly to Mr. Murphy

In making the announcement, Mr. Murphy said " Over the past five years, Mr. Read has made significant contributions to the Bank which have led to many of the improvements and successes we enjoy today. We wish him well in his new endeavors."

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Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with eleven branch office locations serving Downeast and Mid Coast Maine.